Exhibit 23.1


                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Allstream Inc.

We consent to the incorporation by reference in this Allstream Inc. registration statement on Form S-8 of our report to the board of directors dated January 31, 2003, except as to notes 1, 8 and 25, which are as of February 25, 2003, relating to the consolidated balance sheets of AT&T Canada Inc. ("the Company") as of December 31, 2002 and 2001, and the related consolidated statements of operations and deficit and cash flows for each of the years the three-year period ended December 31, 2002, which is incorporated by reference in the Annual Report on Form 40-F filed by Allstream Inc. on May 7, 2003.

Our report contains Comments by the Auditors for U.S. Readers on Canada-U.S. Reporting Differences which states that in the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast substantial doubt on the Company's ability to continue as a going concern, such as those described in note 1 to the consolidated financial statements. Our report to the board of directors is expressed in accordance with Canadian reporting standards, which do not permit a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements.

In addition, in the United States, reporting standards for auditors require the addition of an explanatory paragraph (following the opinion paragraph) when there is a change in accounting principles that has a material effect on the comparability of the Company's financial statements, such as the change described in note 2(e) to the consolidated financial statements. Our report to the board of directors is expressed in accordance with Canadian reporting standards, which do not require a reference to such a change in accounting principles in the auditors' report when the change is properly accounted for and adequately disclosed in the financial statements.

/s/  KPMG LLP

Chartered Accountants
Toronto, Canada
July 31, 2003